EXHIBIT 2.1
AMENDED BY-LAWS
OF
AMBAC FINANCIAL GROUP, INC.
ARTICLE I.
OFFICES
Section 1.01. Registered Office. The registered office of Ambac Financial Group, Inc. (the “Corporation”) in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.
Section 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.
ARTICLE I.ARTICLE II.
MEETINGS OF STOCKHOLDERS
Section 2.01. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
Section 2.02. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation (“Directors”), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, if any, on a date and at a time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting. At the annual meeting, the stockholders shall elect Directors and transact such other business as may properly be brought at the meeting. Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only as provided in Section 2.14.
Section 2.03. Special Meetings.
(a)Special meetings of stockholders for any purpose or purposes may be called only by (i) the Board or the Chairman of the Board, the Chief Executive Officer of the Corporation, the President of the Corporation, or (ii) the Secretary of the Corporation (the “Secretary”) upon the written request or requests submitted in accordance with, and in the form and containing the information required by, this Section 2.03 (a “Proper Special Meeting Request”), by one or more holders of record of shares of common stock of the Corporation (“Shares”) representing, collectively, 25% or more of the voting power of the then issued and outstanding Shares (the “Requisite Percentage”). Any such meeting shall be held on a date, place, if any, and at a time as shall be designated by the Board.
(b)Holders of record of Shares representing, collectively, the Requisite Percentage shall have the right to request that the Secretary call a special meeting of stockholders for the election of Directors or Other Business only if the item or items of business to be transacted at the requested special meeting are a proper subject for stockholder action at a special meeting of stockholders under applicable law and only upon compliance by the requesting stockholders with the provisions of this Section 2.03. In the case of a special meeting of stockholders called by the Secretary following receipt of a written request or requests from holders of record holding, collectively, the Requisite Percentage in accordance with Section 2.03(a)(ii), the date of such special meeting, as fixed by the Board, shall not be fewer than 45 days nor more than 90 days after the first date by which Proper Special Meeting Request(s) by holders of record holding, collectively, the Requisite Percentage have been received by the Secretary at the Corporation’s principal executive office in accordance with this Section 2.03. Nothing in this Section 2.03 shall be deemed or construed to give any stockholder a right to fix the date, time, or place of, or to fix any record date for, any special meeting of stockholders.
(c)To be in proper form and constitute a Proper Special Meeting Request, a special meeting request from any stockholder or stockholders pursuant to Section 2(a)(ii) shall be in writing, shall be submitted by a holder of record of Shares, and shall set forth and describe in fair, accurate, and material detail:
(i)the purpose or purposes for which the meeting is to be called; and
(ii)all Stockholder Information as to (x) each stockholder of record making a special meeting request pursuant to Section 2.03(a)(ii), (y) the Beneficial Owner or Beneficial Owners, if different, on whose behalf such request is given, and (z) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act, or its successor provision) of such stockholder(s) of record or Beneficial Owner(s) (in each case, a “Requesting Person”);
(A)all Disclosable Interests as to each Requesting Person;
(B)all Proposed Nomination Information as to each Proposed Nominee, if a purpose of the special meeting is to elect Directors and the Requesting Person is proposing any Proposed Nominee(s);
(C)all Proposed Business Information, if a purpose of the special meeting is the consideration of any Other Business;
(D)a Holder of Record Representation;
(E)a Proxy Solicitation Representation by or on behalf of each Requesting Person.
The Corporation may require any Proposed Nominee to furnish such other information as it may reasonably require to determine (1) the eligibility of any Proposed Nominee to serve as a Director, and (2) whether such Proposed Nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.
For purposes of this Section 2.03, capitalized terms used herein but not otherwise defined in this Section 2.03 shall have such meanings as defined in Section 2.14(d); provided, however, that for purposes of this Section 2.03, (x) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.14(d), (y) references to the date or dates as of which updated or supplemental information is required to be true and correct pursuant to Section 2.14 shall refer to the date or dates as of which updated or supplemental information is required to be true and correct pursuant to Section 2.03(d), and (z) references to the stockholder’s notice required by Section 2.14(a) or Section 2.14(b) shall refer to special meeting requests pursuant to Section 2.03(a)(ii).

(d)In the case of a special meeting of stockholders called pursuant to Section 2.03(a)(ii), each Requesting Person shall further update and supplement such Requesting Person’s special meeting request(s) so that:
(i)the information provided or required to be provided in such special meeting request(s) pursuant to Section 2.03(c) shall be updated and supplemented to be true and correct as of:
(A)the record date for the determination of stockholders entitled to notice of the special meeting;
(B)if such record date is more than 15 Business Days before the special meeting, as of the date that is 10 Business Days before the special meeting; and
(C)as of the date that is 10 Business Days before the date scheduled for the convening of any postponed special meeting or the reconvening of any adjourned special meeting.
(ii)The time that such updated and supplemental information must be delivered to, or mailed to and received by, the Secretary at the Corporation’s principal executive office is as follows:
(A)in the case of information that is required to be updated and supplemented pursuant to Section 2.03(d)(i)(A) to be true and correct as of the record date for the determination of stockholders entitled to notice of the special meeting, not later than the later of (x) 5 Business Days after such record date or (y) 5 Business Days after the Public Announcement of such record date;
(B)in the case of information that is required to be updated and supplemented pursuant to Section 2.03(d)(i)(B) to be true and correct as of the date that is 10 Business Days before the special meeting, not later than 8 Business Days before the special meeting; and
(C)in the case of information that is required to be updated and supplemented pursuant to Section 2.03(d)(i)(C) to be true and correct as of the date that is 10 Business Days before the date scheduled for the convening of any postponed special meeting or the reconvening of any adjourned special meeting, not later than 8 Business Days before the date scheduled for such convening or reconvening of the special meeting; provided, however, if it is not practicable to provide such updated and supplemental information not later than 8 Business Days before the date scheduled for such convening or reconvening, on the first practicable date before any such convening or reconvening.
(e)The Secretary shall not accept, and shall consider ineffective, a special meeting request from a stockholder (i) that does not comply with this Section 2.03, (ii) that relates to an item of business to be transacted at the requested special meeting that is not a proper subject for stockholder action under applicable law, or (iii) if the business proposed to be conducted at the requested special meeting as set forth in such special meeting request is identical to or substantially similar to an item of business that will be submitted for stockholder approval or consideration at any meeting of stockholders to be held on or before the 90th day after the first date by which Proper Special Meeting Request(s) by holders of record of Shares representing, collectively, the Requisite Percentage have been received by the Secretary at the Corporation’s principal executive office in accordance with this Section 2.03. The Board shall have the power, if the facts warrant, to determine whether or not a written request or requests have or have not been submitted in accordance with, and in the form and containing the information required by, this Section 2.03, and if such written request or requests have not been submitted in accordance with, and in the form and containing the information required by, this Section 2.03, to determine that such written request or requests do not constitute Proper Special Meeting Requests as required by this Section 2.03. In addition to the requirements of this Section 2.03, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any special meeting request.
(f)Anything in Section 2.14 to the contrary notwithstanding, in the case of a special meeting of stockholders called pursuant to Section 2.03(a)(ii), if a purpose of such special meeting is to elect Directors to the Board, and a Requesting Person has included in such Requesting Person’s Proper Special Meeting Request the name of each Proposed Nominee the Requesting Person proposes to nominate at the requested special meeting for election to the Board, together with all other information required by Section 2.03(c), and so long as the Requesting Person has otherwise complied with this Section 2.03, then the Requesting Person’s Proper Special Meeting Request shall be deemed to be, and shall substitute for, the notice contemplated by Section 2.14(b) and such Requesting Person shall be deemed to have given timely notice of such nominations in the proper form for purposes of Section 2.14(b) and otherwise to have complied with the notice procedures set forth in Section 2.14(b)(ii), so long as such Requesting Person provides any updates or supplements to such Proper Special Meeting Request at such times and in the forms required by Section 2.03(d).
(g)Except as expressly provided in, and in accordance with, this Section 2.03, stockholders shall not be permitted to call or cause any officer of the Corporation to call a special meeting of stockholders for the election of Directors or any Other Business. As provided in Section 2.05, the election of Directors and any Other Business may be conducted at a special meeting of stockholders only if such business is brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.05. Anything in this Section 2.03 to the contrary notwithstanding, in the case of a special meeting of stockholders called pursuant Section 2.03(a)(ii), the Board may submit its own proposal or proposals, including nominations of persons for election to the Board if election of Directors is a purpose of the special meeting, for consideration at such special meeting. At the direction of the Board, such proposal or proposals shall be included in the notice for the special meeting as a purpose or purposes for which the meeting is called. In the case of a special meeting of stockholders called pursuant to this Section 2.03 (whether by the Board, the Chairman of the Board, the Chief Executive Officer, or the President or by the Secretary following receipt of a written request or requests from holders of record of Shares representing, collectively, the Requisite Percentage in accordance with Section 2.03(a)(ii)), if a purpose of such special meeting is to elect Directors to the Board, then stockholders (other than the requesting stockholders who have properly made nominations pursuant to Section 2.03(f) by including such nominations in a Proper Special Meeting Request) may nominate additional candidates for election as Directors only in accordance and subject to compliance with the procedures set forth in Section 2.14(b).
(h)A stockholder may revoke a special meeting request by submitting a written revocation of a special meeting request delivered to, or mailed to and received by, the Secretary at the Corporation’s principal executive office at any time before the special meeting (a “Demand Revocation”). The Board shall have the sole discretion to determine whether or not to proceed with the special meeting if after the Secretary’s receipt of Proper Special Meeting Request(s) from the holders of record holding, collectively, the Requisite Percentage (i) any Demand Revocation(s) are delivered to or received by the Secretary, or (ii) at any time before the record date for the determination of stockholders entitled to vote at the special meeting, a Requesting Person updates or supplements such Requesting

Person’s special meeting request as required by Section 2.03(d), which updated or supplemented request evidences or indicates a reduction in the voting power of the Shares held of record by such Requesting Person, and as a result of such Demand Revocation(s), update, or supplementation, there no longer are unrevoked Proper Special Meeting Requests by holders of record holding, collectively, the Requisite Percentage as required by this Section 2.03.
Section 2.04. Fixing Date for Determination of Stockholders of Record.
(a)Meetings of Stockholders. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to receive notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this subsection (a) of this Section 2.04.
(b)Dividends and Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.
Section 2.05. Notice of Stockholder Meetings and Adjournment.
(a)General. Except as otherwise provided by law, a notice of each annual or special meeting of stockholders in the form of a writing or electronic transmission, stating the place, if any, date, and time of such meeting, as well as the record date for determining stockholders entitled to vote at the meeting (if such record date is different from the record date for determining stockholders entitled to notice of the meeting), and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to notice of such meeting, not less than 10 days nor more than 60 days before the date of the meeting. Notice of special meetings of stockholders shall also include the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice. The Board, acting by resolution, may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

(b)Any notice to stockholders given by the Corporation under this Section 2.05 or any other provision of these By-laws, the certificate of incorporation, or applicable Delaware law may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be deemed given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service to the stockholder’s mailing address, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. In addition, any notice to stockholders given by the Corporation under this Section 2.05 or any other provision of these By-laws, the certificate of incorporation, or applicable Delaware law shall also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, and any such notice shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the stockholder. Any consent by a stockholder to receive notice in a form of electronic transmission shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the foregoing, the Corporation shall not give notice to a stockholder by an electronic transmission (including by electronic mail) from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c)Adjournments. When any meeting is convened, the presiding officer of the meeting may adjourn or recess the meeting if (i) no quorum is present for the transaction of business, (ii) the Board determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders, or (iii) the Board or presiding officer determines that adjournment is otherwise in the best interests of the Corporation. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the meeting following the recess or adjournment of the original meeting, any business may be transacted which might have been transacted at such original meeting.
Section 2.06. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files with the Secretary, a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meetings of stockholders need to be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.
Section 2.07. Postponement or Cancellation of Meeting. Any previously scheduled meeting of the stockholders may be postponed and rescheduled, and, unless the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) otherwise provides, any special meeting of stockholders, other than special meetings called pursuant to Section 2.03(a)(ii), may be canceled by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting.
Section 2.08. Quorum. Except as otherwise required by law or the Certificate of Incorporation, the holders of record of a majority of the voting power of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the presiding officer at the meeting in accordance with Section 2.05(b) hereof or the stockholders entitled to vote thereat may adjourn the meeting from time to time until a quorum shall be present in person or by proxy. To the fullest extent permitted by law, when a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.
Section 2.09. Voting.
(a)Except as otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each Share held of record by such stockholder. Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange upon which the equity securities of the Corporation are listed for trading, or as otherwise required by law, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter, other than the election of Directors, if the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the matter in favor of such matter exceed the votes cast by such stockholders against such matter. If any holders of any class or series of the Corporation’s capital stock shall be entitled to more or less than one vote for any share of capital stock, on any matter for which such holders are entitled to vote, every reference in these By-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.
(b)In an election of Directors which is not a contested election, if a quorum exists, each nominee to be elected by stockholders shall be elected if the votes cast in favor of such nominee exceed the votes cast by such stockholders against such nominee. If a Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director shall, within ten (10) business days of certification of election results, submit to the Board of Directors a letter of resignation for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee shall promptly assess the appropriateness of such nominee’s continuing to serve as a Director and recommend to the Board of Director the action to be taken with respect to such tendered resignation. The Board of Directors shall determine whether to accept or reject such resignation within ninety (90) days from the date of the certification of election results.
(c)In cases where, as of the tenth (10th) day preceding the date on which the Corporation first mails its notice for a meeting at which Directors are being elected, the number of nominees for Director exceeds the number of Directors to be elected (as determined by the Secretary), if a quorum exists, each nominee to be elected by stockholders shall be elected by a plurality of the votes cast.
(d)In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, votes in such proxies for such disqualified or withdrawn nominees shall be treated as abstentions.

Section 2.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority: (a) a stockholder or his or her authorized officer, director, employee or agent may execute a document authorizing another person or persons to act for such stockholder as proxy; and (b) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person or persons who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person or persons who will be the holder(s) of the proxy to receive such transmission; provided, however, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that any such electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period. Each proxy shall be delivered to the inspectors of election prior to or at the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing a subsequent duly executed proxy with the Secretary. Any copy, facsimile telecommunication, or other reliable reproduction of a document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original document.
Section 2.11. Presiding Officer and Secretary at Meetings. At any meeting of stockholders, the Chairman, or in his absence, the President, or if neither such person is available, then a person designated by the Board, shall preside at and act as the presiding officer of the meeting. The Secretary, or in his or her absence a person designated by the presiding officer, shall act as secretary of the meeting. The presiding officer of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including regulation of the manner of voting, the conduct of discussion, and the propriety of any proposal brought before the meeting. The Board may adopt by resolution rules, regulations, and procedures for the conduct of any meeting of stockholders. Except to the extent inconsistent with any such rules, regulations, and procedures, the presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures for the conduct of the meeting (which need not be in writing) and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls for each matter upon which stockholders will vote at the meeting.
Section 2.12. Inspectors of Election. The votes at each meeting of stockholders shall be supervised by not less than two inspectors of election who shall decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. The Board shall, in advance of any meeting of stockholders, appoint two or more inspectors of election to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that there are less than two inspectors present and acting at any meeting, the presiding officer shall appoint an additional inspector or inspectors so that there shall always be at least two inspectors to act at the meeting. Each inspector, before entering upon the discharge of this or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. Notwithstanding the foregoing, the presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.
Section 2.13. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list will reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of Shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting at the Corporation’s discretion, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.
Section 2.14. Submission of Nominations and Proposed Business For Consideration at Meetings of Stockholders.
(a)Annual Meetings of Stockholders.
(i)Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made for consideration and voting at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, or (C) by any stockholder (x) who was a stockholder of record (and, with respect to any Beneficial Owner, if different, on whose behalf such business is proposed or such nomination or nominations are made by such stockholder of record, only if such Beneficial Owner was the Beneficial Owner of Shares) both at the time the notice provided for in Section 2.14(a)(ii) and Section 2.14(a)(iii) is delivered to the Secretary and on the record date for the determination of stockholders entitled to vote at the meeting; (y) who is entitled to vote at the meeting upon such election of Directors or upon such business, as the case may be; and (z) who complies with the notice procedures and other requirements set forth in Section 2.14(a)(ii) and Section 2.14(a)(iii). Except as otherwise expressly provided in the Certificate of Incorporation or pursuant to applicable law, the foregoing provisions of clause (C) provide the exclusive means by which a stockholder may make nominations of persons for election to the Board to be considered and voted upon by the stockholders at an annual meeting of stockholders. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and the rules and regulations thereunder, and included in the notice of meeting given by or at the direction of the Board, the foregoing provisions of clause (C) provide the exclusive means by which a stockholder may propose business to be brought before an annual meeting of stockholders. In addition, for business (other than the nomination of persons for election to the Board) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these By-laws, and applicable law.
(ii)For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder (A) must have given timely notice thereof in writing and in proper form to the Secretary at the Corporation’s principal executive office, and (B) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.14. To be timely, a stockholder’s notice relating to an annual meeting shall be delivered to, or mailed to and received by, the Secretary at the Corporation’s principal executive office not later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, before the date of the one-year anniversary of the immediately preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before, or more than 30 days after, such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of (x) the 60th day before such annual meeting or (y) the 15th day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.14(a)(ii).
(iii)To be in proper form for purposes of this Section 2.14, a stockholder’s notice to the Secretary (whether pursuant to this Section 2.14(a) or Section 2.14(b)) must be submitted in writing by a holder of record of Shares and set forth and describe in fair, accurate, and material detail:
(A)all Stockholder Information as to each Proposing Person;
(B)all Disclosable Interests as to each Proposing Person;
(C)all Proposed Nomination Information as to each Proposed Nominee, if the notice pertains to a Proposed Nominee;
(D)all Proposed Business Information, if the notice relates to any Other Business;
(E)a Holder of Record Representation;
(F)a Proxy Solicitation Representation by or on behalf of each Proposing Person; and
(G)a completed and signed questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary of the Corporation within ten (10) days of receipt of the notice provided in Section 2.14(a)(ii)).
(iv)Notwithstanding anything in the second sentence of Section 2.14(a)(ii) to the contrary, if (A) the number of Directors to be elected to the Board at an annual meeting is increased after the Corporation has made Public Announcement of the number of Directors to be elected at such meeting or the size of the Board is increased, and (B) there is no Public Announcement by the Corporation naming all persons the Board nominated for Director or specifying the size of the increased Board at least 75 days before the one-year anniversary of the preceding year’s annual meeting, then a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to Proposed Nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Secretary at the Corporation’s principal executive office not later than the close of business on the 15th day following the day on which Public Announcement of such increase is first made by the Corporation.

(v)Only such persons who are nominated in accordance with the procedures and other provisions set forth in Section 2.14(a) (expressly including those persons nominated by or at the direction of the Board) shall be eligible to be elected at an annual meeting of stockholders to serve as Directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures and other provisions set forth or referred to in Section 2.14(a). Except as otherwise provided by applicable law, the presiding officer of an annual meeting of stockholders shall have the power and duty (A) if the facts warrant, to determine that a nomination or any business proposed to be brought before the annual meeting was not made or was not proposed, as the case may be, in accordance with the procedures set forth in this Section 2.14(a), and (B) if any proposed nomination or business was not made or was not proposed, as the case may be, in compliance with this Section 2.14(a), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.
(vi)A stockholder or other Proposing Person shall provide written notice to the Secretary of the Corporation promptly, and in any event within two (2) business days, after becoming aware that any part of the Proxy Statement Representation made by such stockholder or other Proposing Person shall not be true and correct.
(b)Additional Nominations In Connection With Special Meetings Of Stockholders At Which Directors Are To Be Elected.
(i)Nominations of persons for election to the Board may be made for consideration and voting at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting only (A) by or at the direction of the Board or (B) if a purpose for such meeting as stated in the Corporation’s notice for such meeting is the election of one or more Directors, by any stockholder (x) who was a stockholder of record (and, with respect to any Beneficial Owner, if different, on whose behalf such nomination or nominations are made by such stockholder of record, only if such Beneficial Owner was the Beneficial Owner of Shares) both at the time the notice provided for in Section 2.14(b)(ii) is delivered to the Secretary and on the record date for the determination of stockholders entitled to vote at the special meeting; (y) who is entitled to vote at the meeting in such election; and (z) who complies with the notice procedures set forth in Section 2.14(b)(ii); provided, however, that a stockholder may nominate persons for election at a special meeting of stockholders only to such position(s) as specified in the Corporation’s notice of the meeting.
(ii)If a special meeting of stockholders has been called in accordance with Section 2.03 for the purpose of electing one or more Directors to the Board, then for nominations of Proposed Nominees for election to the Board to be properly brought before such special meeting by a stockholder pursuant to Section 2.14(b)(i)(B), the stockholder (A) must have given timely notice thereof in writing and in the proper form to the Secretary at the Corporation’s principal executive office, and (B) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.14. To be timely, a stockholder’s notice relating to a special meeting of stockholders shall be delivered to, or mailed to and received by, the Secretary at the Corporation’s principal executive office not earlier than the close of business on the 90th day before such special meeting and not later than the close of business on the later of (x) the 60th day before such special meeting or (y) the 15th day following the day on which Public Announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of a special meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.14(b)(ii). To be in proper form for purposes of this Section 2.14(b), such notice shall set forth the information required by clauses (A), (B), (C), (E), and (F) of Section 2.14(a)(iii). For the avoidance of doubt, notice of Proposed Nominees for election to the Board included in a stockholder request for a special meeting of stockholders submitted in accordance with Sections 2.03(a)(ii) and 2.03(c) shall be deemed timely and in proper form as set forth in Section 2.03(f).
(iii)Only such persons who are nominated in accordance with the procedures and other provisions set forth in this Section 2.14(b) (expressly including those persons nominated by or at the direction of the Board) shall be eligible to be elected at a special meeting of stockholders to serve as Directors. Except as otherwise provided by applicable law, the presiding officer of a special meeting of stockholders shall have the power and duty (A) if the facts warrant, to determine that a nomination proposed to be made at the special meeting was not made in accordance with the procedures set forth in this Section 2.14(b), and (B) if any proposed nomination was not made in compliance with this Section 2.14(b), to declare that such nomination shall be disregarded.
(c)General.
(i)A stockholder providing notice of nominations of Proposed Nominees for election to the Board at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders shall further update and supplement such notice so that all the information required to be provided in such notice pursuant to Section 2.14(a)(iii) (including, in the case of notice of nominations of Proposed Nominees in connection with a special meeting of stockholders, the information required to be provided in such notice pursuant to Section 2.14(b)(i)) shall be true and correct as of:
(A)the record date for the determination of stockholders entitled to notice of the meeting;
(B)if such record date is more than 15 Business Days before the meeting, then as of the date that is 10 Business Days before the meeting; and
(C)as of the date that is 10 Business Days before the date scheduled for the convening of any postponed meeting or the reconvening of any adjourned meeting.
(ii)The time that such updated and supplemental information must be delivered to, or mailed to and received by, the Secretary at the Corporation’s principal executive office is as follows:
(A)in the case of information that is required to be updated and supplemented pursuant to Section 2.14(c)(i)(A) to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of (x) 5 Business Days after such record date or (y) 5 Business Days after the Public Announcement of such record date; and
(B)in the case of information that is required to be updated and supplemented pursuant to Section 2.14(c)(i)(B) to be true and correct as of the date that is 10 Business Days before the meeting, not later than 8 Business Days before the meeting; and

(C)in the case of information that is required to be updated and supplemented pursuant to Section 2.14(c)(i)(C) to be true and correct as of the date that is 10 Business Days before the date scheduled for the convening of any postponed meeting or the reconvening of any adjourned meeting, not later than 8 Business Days before the date scheduled for such convening or reconvening of the meeting; provided, however, if it is not practicable to provide such updated and supplemental information not later than 8 Business Days before the date scheduled for such convening or reconvening, on the first practicable date before any such convening or reconvening.
(iii)The Corporation may require any Proposed Nominee to furnish such other information as it may reasonably require to determine (A) the eligibility of such Proposed Nominee to serve as a Director, and (B) whether such Proposed Nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.
(iv)Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business that such stockholder has proposed in accordance with this Section 2.14, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.14, to be considered a qualified representative of the stockholder, a Person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce to the Secretary or inspector of elections such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(v)Section 2.14(a) is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.14 shall be deemed to (A) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, or (C) affect the rights of the holders of any class or series of shares of capital stock of the Corporation having a preference over the common stock of the Corporation, as to dividends or upon liquidation, to nominate and elect Directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.
(d)Definitions. As used in these By-laws, the following capitalized terms shall have the following meanings:
(i)A Person shall be deemed to be the “Beneficial Owner” of, to “Beneficially Own” or to have “Beneficial Ownership” of any Referenced Securities of the Corporation (A) that such Person or any of such Person’s affiliates or associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation); (B) that such Person or any of such Person’s affiliates or associates has (x) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion, exchange purchase rights, warrants or options, or otherwise; (y) the right to vote or to direct the vote of, pursuant to any agreement, arrangement or understanding, whether or not in writing; or (z) the right to dispose, direct, or cause the disposition of, pursuant to any agreement, arrangement or understanding, whether or not in writing; or (C) that are beneficially owned, directly or indirectly, by any other Person or any affiliate or associate thereof with which such Person or any of such Person’s affiliates or associates has any agreement, arrangement or understanding, whether or not in writing for the purpose of acquiring, holding, voting or disposing of any such Referenced Securities of the Corporation.
(ii)“Business Day” shall mean a day, other than Saturday, Sunday, or public holidays in the United States of America.
(iii)“Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, future, forward, swap, borrowing or financing agreement or arrangement, synthetic arrangement or similar right, agreement or arrangement (whether or not currently exercisable and whether written or oral) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Referenced Securities of an entity, or with a value derived in whole or in part from the value of any Referenced Securities of an entity, including by reference to the market price, volatility, dividend, or interest rate or other attribute, whether or not such instrument or right shall be subject to settlement through delivery of (or otherwise with respect to) the underlying Referenced Securities, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Referenced Securities of an entity, including by reference to the market price, volatility, dividend or interest rate or other attribute, including but not limited to “derivative securities” as defined under Rule 16a-1 under the Exchange Act; provided, however, that Derivative Instrument shall not include interests in broad-based index options, broad-based index futures, and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority.
(iv)“Disclosable Interests” shall mean with respect to each Proposing Person: (A) (i) all Long Interests, (ii) all Short Interests, (iii) all indebtedness and other obligations of the Corporation or any of the Corporation’s Subsidiaries, and (iv) all Synthetic Interests with respect to any Referenced Securities of the Corporation or any of its Subsidiaries, in each case (i) through (iv), in which that Proposing Person, directly or indirectly, holds an interest; (B) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote or direct or cause any third party to vote any Shares; (C) any rights to dividends or other distributions on or with respect to Shares, directly or indirectly, Beneficially Owned by such Proposing Person that are separated or separable from the underlying Shares; (D) any carried interest, profits interest or other performance-related fees (other than an asset based fee) to which such Proposing Person, directly or indirectly, is entitled based on any past, present or future increase or decrease in the value of any Referenced Securities of the Corporation or any of its Subsidiaries and/or Synthetic Interest with respect to any Referenced Security of the Corporation or any of its Subsidiaries; (E) any significant interest in any shares of capital stock, other securities, obligations or indebtedness of or Synthetic Interest in any one or more of the principal competitors or members of the peer group of the Corporation or any of its Subsidiaries (as set forth in the most recent annual report or annual meeting proxy statement, as the case may be, of the Corporation) directly or indirectly held or beneficially owned by such Proposing Person and the class, series, number and, if applicable, principal amount of shares of capital stock, other securities, obligations or indebtedness relating to any such interest; (F) any significant interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship), by security holdings or otherwise, of such Proposing Person, in the Corporation or any Subsidiary thereof, or in their respective obligations, other than an interest arising from ownership of any Referenced Securities where such Proposing Person receives no additional or special benefit not shared on a pro rata basis by all other holders of the same class or series of such securities; and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act, including without limitation, for purposes of clauses (A) through (G) of this Section 2.14(d)(iv), any of the foregoing held by or otherwise applicable to any member of such Proposing Person’s immediate family sharing the same household. With respect to the interests described in clauses (A)(i) through (A)(iv) of this Section 2.14(d)(iv), Disclosable Interests shall also include, without limitation, (x) the date on which the Proposing Person acquired an interest, directly or indirectly, in any Referenced Securities of the Corporation or any of its Subsidiaries and/or Synthetic Interest with respect to any Referenced Securities of the Corporation or any of its Subsidiaries, as applicable, and (y) the initial and present investment intent as to such interests. With respect to any Synthetic Interest, Disclosable Interests shall also include, without limitation, the identification of the counterparty to and any other participant in each such Synthetic Interest and whether (1) such Synthetic Interest conveys to such Proposing Person any voting rights, directly or indirectly, in any Referenced Securities of the Corporation or any of its Subsidiaries, (2) such Synthetic Interest is required to be, or is capable of being, settled through delivery of (or otherwise with respect to) Referenced Securities of the Corporation or any of its Subsidiaries, and (3) such Proposing Person, counterparty, or any other participant in such Synthetic Interest has entered into other transactions, agreements, arrangements, understandings, or relationships that hedge, mitigate, or otherwise alter or affect the economic effect of such Synthetic Interest. Notwithstanding anything to the contrary in this Section 2.14(d)(iv), Disclosable Interests shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company (or nominee for any of them) who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-laws on behalf of a Beneficial Owner.
(v)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(vi)“Holder of Record Representation” shall mean a representation by each Proposing Person who is giving the required notice to the Secretary pursuant to Section 2.14(a) or Section 2.14(b): (A) that the notice the Proposing Person is giving to the Secretary is being given on behalf of (x) such holder of record and/or (y) one or more Beneficial Owners of Shares held of record by such holder of record, (B) as to each such Beneficial Owner, the number of Shares held of record by such holder of record that are Beneficially Owned by such Beneficial Owner, with documentary evidence of such Beneficial Ownership, (C) that such holder of record is entitled to vote at such meeting and intends to appear (or have a qualified representative appear in accordance with Section 2.14(c)(iv)) at the meeting to propose such business or nomination and (D) that the Proposing Person acknowledges that, if such holder of record (or a qualified representative thereof) does not appear (including virtually, in the case of a meeting conducted by means of remote communication) to present such business or nomination(s) at such meeting, the Corporation need not present such business or nomination(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(vii)“Long Interest” shall mean all securities, including securities that are not equity securities, of the Corporation that are Beneficially Owned, other than a Synthetic Long Interest.
(viii)“Other Business” shall mean business other than the nomination of persons for election to the Board that the stockholder proposes to bring at a meeting.
(ix)“Person” shall mean a natural person, corporation, partnership (general or limited), limited liability company, firm, estate, trust, common or collective fund, association, unincorporated organization, private foundation, joint stock company, or other organization or entity.
(x)“Proposed Business Information” shall mean with respect to any Other Business: (A) a reasonably brief description of the business desired to be brought at the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these By-laws, the language of the proposed amendment); (C) the reasons for conducting such business at the meeting; (D) any present or prospective material interest in such business of each Proposing Person; and (E) a summary of any material agreements, arrangements, and understandings regarding the business proposed to be brought at the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or Beneficial Owner of any Referenced Securities of the Corporation and/or Synthetic Interest or any other Person or Persons (including their names).
(xi)“Proposed Nomination Information” shall mean with respect to any Proposed Nominee: (A) the name, age, business and residence address, and principal occupation or employment, of the Proposed Nominee; (B) all other information relating to the Proposed Nominee that would be required to be disclosed about such Proposed Nominee if proxies were being solicited for the election of the Proposed Nominee as a Director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (C) such Proposed Nominee’s written consent to being named in the proxy statement and on the proxy card, in each case, if any, as a Proposed Nominee and to serving as a Director if elected; and (D) all information with respect to such Proposed Nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.14 if such Proposed Nominee were a Proposing Person.
(xii)“Proposed Nominee” shall mean a person or persons nominated by a stockholder or stockholders for election to the Board in accordance with these By-laws.
(xiii)“Proposing Person” shall mean (A) the stockholder or stockholders of record giving the notice required by Section 2.14(a) or Section 2.14(b), (B) the Beneficial Owner or Beneficial Owners, if different, on whose behalf such notice is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act, or its successor provision) of such stockholder(s) of record or Beneficial Owner(s).
(xiv)“Proxy Solicitation Representation” shall mean a representation that the stockholder giving notice and any other Proposing Person that intends to solicit proxies in support of director nominees other than the Corporation's nominees will (A) solicit proxies from holders of the Corporation's outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of Directors, (B) include a statement to that effect in its proxy statement and/or the form of proxy, (C) otherwise comply with Rule 14a-19 promulgated under the Exchange Act and (D) provide the Secretary of the Corporation not less than five (5) business days prior to the meeting or any adjournment, postponement or rescheduling thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such stockholder and other Proposing Persons complied with such representations.
(xv)“Public Announcement” shall mean disclosure by the Corporation in a press release reported by the Dow Jones News Service, Associated Press, Bloomberg, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.
(xvi)“Referenced Securities” shall mean shares of any class or series of capital stock, other securities, obligations, indebtedness of, or any other legal or beneficial interest in, an entity, whether or not such instrument or right constitutes a “security” under the Exchange Act.
(xvii)“Short Interest” shall mean any short sale within the meaning of Rule 200 of the Exchange Act, any sale of borrowed securities, “naked short sale” or any other short interest in any security (including a security that is not an equity security) of the Corporation, other than a Synthetic Short Interest.
(xviii)“Stockholder Information” shall mean as to each Proposing Person (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of capital stock of the Corporation or any of its Subsidiaries that are, directly or indirectly, owned of record or Beneficially Owned by such Proposing Person.
(xix)“Subsidiary” or “Subsidiaries” shall mean any corporation, limited liability company, partnership, or other business organization in which the Corporation controls more than 50% of the voting power.
(xx)“Synthetic Interest” shall mean any Synthetic Long Interest or Synthetic Short Interest.
(xxi)“Synthetic Long Interest” shall mean any Derivative Instrument that represents an opportunity to profit or share in any profit derived from any increase in the value of Referenced Securities of an entity, other than a Long Interest.
(xxii)“Synthetic Short Interest” shall mean any Derivative Instrument that represents an opportunity to profit or share in any profit derived from any decrease in the value of Referenced Securities of an entity, other than any Short Interest.
Section 2.15. Stockholders’ Consent in Lieu of Meeting.
(a)Consents to Corporate Action. Unless otherwise provided by the Certificate of Incorporation, any action which is required to be or may be taken at any annual or special meeting of stockholders, subject to the provisions of paragraphs (b) and (c) of this Section 2.15, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all

Shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that consents in writing signed by a sufficient number of the holders to take the action were delivered to the Corporation.
(b)Determination of Record Date of Action by Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by electronic transmission as permitted by law), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly adopt a resolution fixing the record date; provided, however, if no record date has been fixed by the Board within 10 days of the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall occur as set forth in Section 2.15(a). If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.
(c)Electronic Transmission. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written and signed for the purposes of this Section 2.15; provided, however, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. A consent given by electronic transmission is delivered to the Corporation upon the earliest of: (i) when the consent enters an information processing system, if any, designated by the Corporation for receiving consents, so long as the electronic transmission is in a form capable of being processed by that system and the Corporation is able to retrieve that electronic transmission; (ii) when a paper reproduction of the consent is delivered to the Corporation’s principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; (iii) when a paper reproduction of the consent is delivered to the Corporation’s registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested; or (iv) when delivered in such other manner, if any, provided by resolution of the Board. A consent given by electronic transmission is delivered under this Section 2.15 even if no person is aware of its receipt. Receipt of an electronic acknowledgement from an information processing system establishes that a consent given by electronic transmission was received but, by itself, does not establish that the content sent corresponds to the content received.
(d)Copy, Facsimile, or Other Reproduction. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided, however, that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
(e)Procedures for Written Consent. In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent judges of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such judges have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.
Section 2.16. Remote Communication.
(a)In lieu of holding an annual or special meeting of stockholders at a designated place as set forth in Section 2.01, the Board may, in its sole discretion, determine that any annual or special meeting of stockholders may be held solely by means of remote communication.
(b)If authorized by the Board, in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders may, by means of remote communication:
(i)participate in a meeting of stockholders, whether such meeting is held at a designated place or solely by means of remote communication; and
(ii)be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE III.
BOARD OF DIRECTORS
Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by stockholders.

Section 3.02. Number and Term of Office. The Board shall consist of five Directors, or such other number as shall be fixed from time to time by resolution of the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.
Section 3.03. Resignation. Any Director may resign at any time by giving notice in writing or by electronic transmission to the Board, the Chairman or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must set forth (or be submitted with) information from which it can be determined by the Board that the electronic transmission was authorized by the director. Such resignation shall take effect at the time specified in such notice or, if the time is not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
Section 3.04. Removal. Any or all of the Directors may be removed, with or without cause, at any time by vote of the holders of record of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of the holders of record of voting Shares pursuant to Section 2.14 hereof.
Section 3.05. Vacancies and Newly Created Directorships. Vacancies occurring on the Board as a result of the removal of Directors without cause may be filled only by vote of the holders of record of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of such holders of record pursuant to Section 2.14 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled only by a majority of the Directors then in office, even if less than a quorum. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall hold office until the next annual election of Directors by the stockholders and until his successor shall be elected and qualified.
Section 3.06. Chairman or Co-Chairmen. A Chairman or Co-Chairman of the Board may also be the Chief Executive Officer or any other officer of the Corporation. A Chairman or Co-Chairmen shall be appointed by a majority of the Directors of the Board and each shall be designated by the Board as either a Non-Executive Chairman or, in accordance with the provisions of Section 4.01 of these By-laws, an Executive Chairman of the Board. (References in these By-laws to the “Chairman” shall mean either a Chairman or the Co-Chairmen of the Board, as applicable, whether they singly or collectively are a Non-Executive Chairman or Executive Chairman, as designated by the Board). The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman and all such other duties as may from time to time be assigned by the Board or these By-laws.
Section 3.07. Meetings.
(a)Annual Meetings. As soon as practicable after each annual election of Directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.
(b)Regular Meetings. The Board may provide for regular stated meetings of the Board.
(c)Special Meetings. Special meetings of the Board shall be held at such times as determined by the Chairman, Chief Executive Officer, the President or the Secretary acting under instructions from the Chairman, Chief Executive Officer or President or shall be held upon the call of a majority of the Board. Special meetings of the Board may be held at any date, time and place, if any.

(d)Notice of Meetings. No notice need be given of any annual or regular meeting of the Board for which the date, hour and place have been fixed by the Board. The Secretary shall give notice to each Director of each other annual or regular meeting and of all special meetings of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director at least twenty-four hours before the time at which such meeting is to be held. Such notice may be communicated, without limitation, in person; by telephone, by facsimile telecommunication, electronic mail or other form of electronic transmission, or by mail or private carrier. Written notice of a meeting is effective at the earliest of the following:
(i)when received;
(ii)upon its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed;
(iii)if sent by facsimile telecommunication, on the date such facsimile is sent to the facsimile transmission number at which the Director has consented to receive notice;
(iv)if sent by electronic mail, when sent to the electronic mail address for such Director appearing on the records of the Corporation or at which the Director has consented to receive notice;
(v)if sent by any other form of electronic transmission, when sent in the manner pursuant to which the Director has consented to receive notice; or
(vi)on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the Director last known to the Corporation.
Oral notice is effective when actually communicated to the Director. Notice of an adjourned meeting of Directors need not be given if the time and place are fixed at the meeting being adjourned. The notice of any meeting of Directors need not describe the purpose of the meeting unless otherwise required by the DGCL.
A written waiver of notice, signed by the Director entitled to notice, or a waiver by electronic transmission by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.
(e)Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.
(f)Quorum and Manner of Acting. A majority of the total number of Directors then in office (but in no event less than three Directors) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(g)Conduct of Meetings. At each meeting of the Board, one of the following shall act as the presiding officer of the meeting and preside, in the following order of precedence:
(i)the Chairman;
(ii)the Chief Executive Officer;
(iii)any Director chosen by a majority of the Directors present.
The Secretary or, in the case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the presiding officer shall appoint shall act as secretary of such meeting and keep the minutes thereof.
(h)The Board may adopt such rules and regulations not inconsistent with the Certificate of Incorporation, these By-laws, or applicable law for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
Section 3.08. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, setting forth the action so taken. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or such committee, in the same paper or electronic form as the minutes are maintained.
Section 3.09. Action by Means of Telephone or Other Communications Equipment. Anyone or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
Section 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 3.11. Committees of the Board. The Board may designate one or more committees and appoint one or more members of the Board to serve on each committee at the pleasure of the Board. The Board shall have the power at any time to create additional committees, to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause. The Board shall periodically approve a charter describing the duties of each committee. Meetings of any committee may be held at such times and places (if any) as shall be fixed by the chairman of the committee or by resolution adopted by a majority of the members thereof, or in such other manner as provided by the Board in the committee’s charter, unless the Board otherwise provides. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. A majority of the members of any committee of the Board shall be present in person at any meeting of the committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the members present at any such meeting at which a quorum is present shall be the act of the committee. In the absence of a quorum for any such meeting, a majority of the members present thereat may adjourn such meeting from time to time until a quorum shall be present. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing these By-laws. In addition, each committee of the Board so appointed may appoint a sub-committee of the Board in furtherance of the duties delegated to it by the Board. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.
ARTICLE IV.
Section 4.01. Officers. The officers of the Corporation may include an Executive Chairman, Chief Executive Officer, a President, Chief Financial Officer, one or more Senior Managing Directors, Managing Directors, First Vice Presidents, Vice Presidents, a Secretary, a Treasurer, and such other officers, assistant or otherwise as may be elected or appointed from time to time by the Board or under the authority of the Board. Any two or more offices may be held by the same person provided that the office of President and Secretary shall not be held by the same person. Without limiting the generality of the foregoing, the Board may designate the Chairman of the Board, as an Executive Chairman, in which case such person shall be an officer of the Corporation and shall have, in addition to the duties set forth in these By-laws, such powers and authority as determined by the Board. If the Chief Executive Officer is absent or incapacitated, the Board or any committee designated by the Board for such purpose shall determine the person who shall have all the power and authority of the Chief Executive Officer.
Section 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board. The Board, by resolution from time to time, may confer like powers upon any other person or persons. Subject to applicable law, compensation of all officers shall be fixed by the Board.
Section 4.03. Term of Office, Resignation and Removal.
(a)Term. Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.
(b)Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board, the President or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must set forth (or be submitted with) information from which it can be determined by the Board that the electronic transmission was authorized by the officer. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
(c)Removal. All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the holders of record of a majority of the Shares entitled to vote thereon.
Section 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.
Section 4.05. Chief Executive Officer. The Chief Executive Officer shall supervise and control the business and affairs of the Corporation, subject to the direction and control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

Section 4.06. The President. The President shall be the chief operating officer of the Corporation and shall perform the duties and exercise the powers of that office and, in addition, the President shall have such other duties and shall have such other authority as may be prescribed by the Board or these By-laws.
Section 4.07. Vice Chairmen, Senior Managing Directors, Managing Directors, First Vice Presidents and Vice Presidents. The Board may appoint one or more Vice Chairmen, Senior Managing Directors, Managing Directors, First Vice Presidents or Vice Presidents and create categories of same. Each Vice Chairman, Senior Managing Director, Managing Director, First Vice Presidents and Vice President shall have such duties and authorities as may be described by the Board or by the officer to whom such officers reports.
Section 4.08. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. He or she shall render such accounts and reports as may be required by the Board or any committee of the Board. The financial records, books and accounts of the Corporation shall be maintained subject to his or her direct or indirect supervision.
Section 4.09. Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. The Secretary shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman and the President. He or she shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his or her signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary of the Corporation. The Secretary shall keep in safe custody such books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman or the President.
Section 4.10. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.
Section 4.11. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit such funds and securities in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. The Treasurer shall disburse the funds of the Corporation under the direction of the Board and the President. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. The Treasurer shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, the Treasurer shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.
Section 4.12. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V.
SHARES AND TRANSFERS OF SHARES
Section 5.01. Certificates Evidencing Shares. Shares of the Corporation may but need not be evidenced by certificates. Upon request, every holder of uncertificated shares shall be entitled to have a duly executed certificate of stock. If certificates of stock are issued, the Corporation shall issue such certificates in such form as shall be required by the DGCL and as determined by the Board, to every stockholder for the fully paid shares owned by such stockholder. Each certificate representing the number of shares registered in certificate form shall be signed by the Chairman, the President or any Vice Chairman or Vice President and by the Secretary, any Assistant Secretary, or the Treasurer. No certificate for a fractional share of common stock of the Corporation shall be issued. Any or all signatures on the certificate may be a facsimile.
Section 5.02. Transfers of Shares. Subject to Article XII of the Certificate of Incorporation, Transfers (as such term is defined in Article XII of the Certificate of Incorporation) of shares shall be made upon the books of the Corporation: (i) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s); or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued. The Corporation may impose such additional conditions to the transfer of its shares as may be necessary or appropriate for compliance with applicable law or to protect the Corporation, a transfer agent or the registrar from liability with respect to such transfer.
Section 5.03. Holder of Record. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.
Section 5.04. Addresses of Stockholders. Each stockholder shall designate to the Corporation an address (or electronic mail address) at which notices of meetings and all other corporate notices may be served, mailed, or given to such stockholder, and, if any stockholder shall fail to so designate such an address (or electronic mail address), corporate notices may be served upon such stockholder by mail directed to the mailing address (or electronic mail address), if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address (or electronic mail address) of such stockholder.
Section 5.05. Lost, Destroyed and Mutilated Certificates. Each holder of record of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the holder of record. The Board, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a new certificate in place of any certificate theretofore issued and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon receipt of an affidavit of such fact from the person claiming such loss, theft or destruction, and any other documentation satisfactory to the Board. In addition, the Board may, in its discretion, require, and its transfer agents and registrars may so require, the holder of record of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
Section 5.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing shares.

ARTICLE VI.
INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS, AND INSURANCE
Section 6.01. Indemnification.
(a)The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, except as provided in Section 6.01(d) with respect to proceedings to enforce rights to indemnification or advancement, the Corporation shall indemnify any person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board.
(b)The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)Notwithstanding, and without limitation of, any other provision of this Article VI, to the extent that a Director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
(d)If a claim for indemnification or advancement under Sections 6.01(a), 6.01(b), 6.01(c), or 6.01(f) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the person who has made such claim (the “indemnitee”) may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder, the burden of proving that the indemnitee is not entitled to be indemnified under this Article VI or otherwise shall be on the Corporation.
(e)Any indemnification under Section 6.01(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01(a) and (b) of these By-laws. Such determination shall be made with respect to a person who is a Director or officer of the Corporation at the time of such determination (i) by the Board by a majority vote of Directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) a committee of such directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.
(f)Expenses (including attorneys’ fees) incurred by a current or former Director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that if the DGCL requires, an advancement of expenses incurred by such a person in his capacity as a Director or officer of the Corporation shall only be made upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. The Corporation may grant rights to the advancement of expenses (including attorneys’ fees) to other persons upon such terms and conditions, if any, as the Corporation deems appropriate.
(g)The indemnification and advancement of expenses provided by, or granted pursuant to, other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
(h)For purposes of this Article, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i)For purposes of this Article, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer or employee of the Corporation which imposes duties on, or involves service by, such Director, officer or employee with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.
(j)The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6.02. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the provisions of Section 145 of the DGCL.
ARTICLE VII.
MISCELLANEOUS
Section 7.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.”
Section 7.02. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.
Section 7.03. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time, by resolution of the Board.
Section 7.04. Amendments. Any By-law may be adopted, amended or repealed by vote of the Board or by a written consent of Directors pursuant to Section 3.08 hereof. The stockholders, at a meeting at which a quorum of stockholders is present, may also adopt, amend or repeal any By-law, whether adopted by them or otherwise, but only upon the affirmative vote of the holders of record of a majority of the voting power of the Shares, present at such meeting in person or represented by proxy.
Section 7.05. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation against one or more Directors or officers of the Corporation alleging breaches of fiduciary duty or other wrongdoing by such Directors or officers, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any Director or officer of the Corporation arising pursuant to, or seeking to enforce any right or remedy under, any provision of the DGCL, the Certificate of Incorporation, or these By-laws, (iv) any action to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or the By-laws, or (v) any action asserting a claim against the Corporation or any Director or officer of the Corporation governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The provisions of this Section 7.05 shall be in effect from and after March 4, 2014. Any person or entity purchasing, otherwise acquiring, or continuing to own any interest in shares of capital stock of the Corporation from or after March 4, 2014, shall be deemed to have notice of and consented to the provisions of this Section 7.05.
Section 7.06. Electronic Transmission. For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 7.07. Electronic Mail. For purposes of these By-laws, “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).
Section 7.08. Electronic Mail Address. For purposes of these By-laws, “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.
Section 7.09. Document. For purposes of these By-laws, “document” means (i) any tangible medium on which the information is inscribed, and includes handwritten, typed, printed or similar instruments, and copies of such instruments and (ii) an electronic transmission. Except as otherwise provided in the Certificate of Incorporation, these By-laws, or applicable law, any act or transaction contemplated or governed by these By-laws may be provided for in a document, and an electronic transmission shall be deemed the equivalent of a written document.

January 26, 2023

/s/ William J. White
Secretary